SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CACI International Inc
(Exact name of Registrant as specified in its charter)

Delaware	54-1345888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 N. Glebe Road, Arlington, Virginia	22201
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ].

Securities Act registration statement file number to which this form relates:0-8401

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common stock, nominal value $0.10 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

The following documents are hereby incorporated by reference in this Registration Statement:

(1)	Certificate of Incorporation of CACI International Inc, as amended to date, incorporated by reference to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2000.

(2)	By-laws of CACI International Inc, as amended to date, incorporated by reference to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2000.

(3)	The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A/A, as filed with the Securities and Exchange Commission on February 7, 2002.

(4)	The Registrant's Registration Statement on Form S-8 for the CACI International Inc 1996 Stock Incentive Plan, as filed with the Securities and Exchange Commission on February 7, 2002.

(5)	The Registrant's Registration Statement on Form S-8 for the CACI $MART PLAN, as filed on with the Securities and Exchange Commission on July 1, 2002.

(6)	The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission on September 26, 2001.

(7)	The Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 2001, as filed with the Securities and Exchange Commission on November 15, 2001.

(8)	The Registrant's Quarterly Report on Form 10-Q for the three months ended December 31, 2001, as filed with the Securities and Exchange Commission on February 7, 2002.

(9)	The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2002, as filed with the Securities and Exchange Commission on May 13, 2002.

(10)	The Registrant's Current Reports on Form 8-K, as filed with the Securities and Exchange Commission on February 13, 2001, November 9, 2001, November 13, 2001, November 14, 2001, February 7, 2002 and March 7, 2002.

(11)	The Registrant's definitive proxy statement in connection with its 2001 annual meeting of stockholders, as filed with the Securities and Exchange Commission on October 25, 2001.

Item 2.    Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation of CACI International Inc, as amended to date, incorporated by reference to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2000.

3.2	By-laws of CACI International Inc, as amended to date, incorporated by reference to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2000.

4.3	Specimen certificate for Class A Common Stock, incorporated by reference to Exhibit 4.1 of the Registrant's Amendment No. 1 to Form S-4 filed with the Securities and Exchange Commission on November 6, 1985.

5	Opinion of Jeffrey P. Elefante, Executive Vice President, General Counsel and Secretary.

13.1	The Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 2001, as filed with the Securities and Exchange Commission on November 15, 2001.

13.2	The Registrant's Quarterly Report on Form 10-Q for the three months ended December 31, 2001, as filed with the Securities and Exchange Commission on February 7, 2002.

13.3	The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2002, as filed with the Securities and Exchange Commission on May 13, 2002.

13.4	The Registrant's Current Reports on Form 8-K, as filed with the Securities and Exchange Commission on February 13, November 9, November 13, November 14, 2001, February 7 and March 7, 2002.

13.5	The Registrant's definitive proxy statement in connection with its 2001 annual meeting of stockholders, as filed with the Securities and Exchange Commission on October 25, 2001.

23	Consent of Jeffrey P. Elefante (included in Exhibit 5)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CACI International Inc

Registrant

Date: August 13, 2002	By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary